Exhibit 99.CODEETH

FPA CAPITAL FUND, INC.

FPA FUNDS TRUST

FPA NEW INCOME, INC.

FPA PARAMOUNT FUND, INC.

FPA U.S. VALUE FUND, INC.

SOURCE CAPITAL, INC.

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
SENIOR FINANCIAL OFFICERS

I.             Covered Officers / Purpose of the Code

This Code of Ethics (the “Code”) shall apply to the Principal Executive Officer and Principal Financial Officer (the “Covered Officers,” each of whom is named in Exhibit A attached hereto, as it may be amended from time to time to cover other officers performing similar functions) of FPA Funds Trust, with respect to its series, FPA Crescent Fund, FPA International Value Fund, and FPA Flexible Fixed Income Fund, and FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA U.S. Value Fund, Inc. (formerly, FPA Perennial Fund, Inc.), and Source Capital, Inc. (each a “Fund” and collectively, the “Funds”), consistent with and in furtherance of their fiduciary duties, and for the purpose of promoting:

•                                          honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                                          full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Company;

•                                          compliance with applicable laws and governmental rules and regulations;

•                                          the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•                                          accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.                                   Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview.  A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the Funds.  For example, a conflict of interest would arise if a

Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Funds.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Funds and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”).  For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Funds because of their status as “affiliated persons” of the Funds.  The Funds’ and the investment adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions.  This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Funds and the investment adviser of which the Covered Officers are also officers or employees.  As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Funds or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and the Funds.  The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Funds and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Funds.  Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act.  The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive.  The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Funds.

Each Covered Officer must:

•                              not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Funds whereby the Covered Officer would benefit personally to the detriment of the Funds;

•                              not cause the Funds to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Funds;

•                              not use material non-public knowledge of portfolio transactions made or contemplated for the Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;

Each Covered Officer must discuss certain material conflict of interest situations with the relevant FPA Fund’s Audit Committee. Examples of such situations include:

•                                          service as a director on the board of a public company;

•                                          accepting directly or indirectly gifts and entertainment from individuals conducting or seeking to conduct business with the Funds or the Funds’ investment adviser as set forth in the adviser’s Business Gifts and Entertainment Policy and Procedures.  For example, under the adviser’s policy and procedures, Covered Officers may accept gifts from a single giver in aggregate amounts not exceeding $100 per year, and may attend business meals and other entertainment events at the expense of a giver as long as such entertainment is business related, the expense is reasonable and both the giver(s) and the Covered Officer(s) are present, and not so frequent as to raise any question of impropriety;

•                                          any ownership interest in, or any consulting or employment relationship with, any of the Funds’ service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

•                                          a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Funds for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.          Disclosure and Compliance

•                                          Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Funds;

•                                          each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, whether within or outside the Funds, including to the Funds’ directors and auditors, and to governmental regulators and self-regulatory organizations;

•                                          each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

•                                          it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.          Reporting and Accountability

Each Covered Officer must:

•                                          upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Code;

•                                          annually thereafter affirm to the Board that he has complied with the requirements of the Code;

•                                          not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

•                                          notify the Audit Committee promptly if he knows of any violation of this Code.  Failure to do so is itself a violation of this Code.

The Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.

The Funds will follow these procedures in investigating and enforcing this Code:

•                                          the Audit Committee and/or its designated representative(s) will take all appropriate action to investigate any reported potential violations;

•                                          if the Audit Committee determines that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; a reprimand; a suspension; or a recommendation to dismiss the Covered Officer;

•                                          the Audit Committee will be responsible for granting waivers, as appropriate; and

•                                          any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.            Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder.  Insofar as other policies or procedures of the Funds, the Funds’ adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code.  The Funds’ and their investment adviser’s Code of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.          Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent directors.

VII.         Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly.  Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Funds’ Board, its counsel, and FPA’s Management Committee.

VIII.       Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

Adopted:               December 31, 2013

Amended:             June 3, 2015

EXHIBIT A

COVERED OFFICERS

J. Richard Atwood (Principal Executive Officer)

E. Lake Setzler, III (Principal Financial Officer)

EXHIBIT B

INITIAL CERTIFICATION FORM

By signing below, I certify that I have received, read, understood, abided by, and will continue to abide by FPA Funds Code of Ethics for Principal Executive and Senior Financial Officers dated June 3, 2015, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

Print Name:

Signature:

Date:

EXHIBIT C

ANNUAL CERTIFICATION FORM

By signing below, I certify that I have received, read, understood, abided by, and will continue to abide by FPA Funds Code of Ethics for Principal Executive and Senior Financial Officers dated June 3, 2015 (the “Code”), and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the requirements of the Code during the period of                      through                 .

Print Name:

Signature:

Date: